Exhibit 99.1

     United PanAm Financial Announces Fourth Quarter 2004 Results

    NEWPORT BEACH, Calif.--(BUSINESS WIRE)--March 30, 2005--United PanAm Financial Corp. (NASDAQ:UPFC) today announced results for its fourth quarter ended December 31, 2004.
    For the quarter ended December 31, 2004, the Company reported net income from continuing operations of $5.4 million, equal to $0.30 per diluted share, a 135% increase compared to net income from continuing operations of $2.3 million, or $0.13 per diluted share for the same period a year ago.
    Net interest income, after provision for loan loss, for the fourth quarter of 2004 rose 49% to $21.6 million from $14.5 million in the fourth quarter of 2003.
    For the year ended December 31, 2004, the Company reported net income of $23.7 million, equal to $1.31 per diluted share, a 66% increase compared to net income of $13.9 million or $0.79 per diluted share for 2003.
    The Company reported net income from continuing operations of $19.9 million for 2004, or $1.10 per diluted share, a 71% increase compared to net income from continuing operations of $11.7 million, or $0.66 per diluted share for 2003.
    Fully diluted earnings per share from continuing operations for the last two years can be summarized as follows:


               1st Qtr     2nd Qtr     3rd Qtr     4th Qtr   Full Year
     2004       $0.24       $0.35       $0.23       $0.30       $1.10
     2003       $0.13       $0.31       $0.10       $0.13       $0.66

    The Company purchased $139.2 million of gross auto loans during the fourth quarter of 2004, representing a 24% increase over the fourth quarter of 2003. Auto loans outstanding totaled $524.2 million at December 31, 2004, a 31% increase over December 31, 2003. The growth in auto loans is the result of planned expansion of the branch network throughout the country and portfolio growth at the branch level. During 2004, the Company opened 17 new auto loan branches bringing our total to 87 branches in 28 states. The Company plans to continue its philosophy of controlled expansion of the auto finance branch network and expects to open 20 new loan branches in 2005.
    Delinquencies over 30 days and total repossessions decreased to 1.36% of auto loans at December 31, 2004, compared with 1.41% at December 31, 2003. For the year 2004 the net charge off rate decreased to 5.24%, compared with 5.67% for the year 2003.
    The annualized quarterly net charge-off rate decreased to 5.75% for the fourth quarter of 2004, compared with 6.03% for the comparable period in 2003.
    "As a result of our controlled growth strategy, our automobile financing receivables continued to grow during 2004 at over 30%, while at the same time experiencing lower operational costs and improved quality. Both charge-offs and delinquencies (plus total repossessions) have declined from last year," said Guillermo Bron, Chairman.
    United PanAm Financial Corp. originates and acquires for investment retail automobile installment sales contracts through its principal operating unit United Auto Credit Corporation with 87 branch offices in 28 states.
    Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act ("SLRA") of 1995, including statements concerning the company's strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company's actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as our recent shift of the funding source of our business; our dependence on securitizations; our need for substantial liquidity to run our business; loans we made to credit-impaired borrowers; reliance on operational systems and controls and key employees; competitive pressures which we face; rapid growth of our businesses; fluctuations in market rates of interest; general economic conditions;, the effects of accounting changes and other risks, certain of which are detailed from time to time in the company's filings with the United States Securities and Exchange Commission.

    Editors Note: Selected financial data follows.


             United PanAm Financial Corp. and Subsidiaries
            Consolidated Statements of Financial Condition

                                             December 31, December 31,
(Dollars in thousands)                          2004         2003
                                                          As Restated

Assets
Cash and due from banks                           $4,237       $8,376
Short term investments                                --        5,833
  Cash and cash equivalents                        4,237       14,209
Restricted cash                                   36,729           --
Securities available for sale, at fair value     788,090    1,202,444
Loans                                            524,170      397,417
Less unearned discount                           (24,827)     (14,932)
Less allowance for loan losses                   (25,593)     (24,982)
  Loans, net                                     473,750      357,503
Premises and equipment, net                        3,519        3,163
Accrued interest receivable                        6,901        5,893
Other assets                                      29,601       27,692
Assets of discontinued operations                 72,080       52,535
     Total assets                             $1,414,907   $1,663,439

Liabilities and Shareholders' Equity
Warehouse line of credit                        $101,776          $--
Securities notes payable                         352,564           --
Repurchase Agreements                            745,295    1,052,205
Accrued expenses and other liabilities             8,793        6,795
Subordinated debenture                            10,310       10,000
Liabilities of discontinued operations -
 deposits held for sale                           71,916      498,389
     Total liabilities                         1,290,654    1,567,389

Common stock (no par value)
    Authorized, 30,000,000 shares
    Issued and outstanding, 16,526,358 at
     December 31, 2004 and 16,100,204 at
     December 31, 2003                            70,332       66,109
Retained earnings                                 53,517       29,812
Accumulated other comprehensive income, net
 of tax                                              404          129
     Total shareholders' equity                  124,253       96,050

     Total liabilities and shareholders'
      equity                                  $1,414,907   $1,663,439


             United PanAm Financial Corp. and Subsidiaries
                 Consolidated Statements of Operations

(In thousands, except per share     Three Months      Twelve Months
 data)                           Ended December 31, Ended December 31,
                                    (unaudited)
                                     2004     2003      2004     2003
Interest Income
   Loans                          $32,258  $20,877  $117,270  $81,197
   Securities                       4,917    4,758    19,959   16,597
        Total interest income      37,175   25,635   137,229   97,794
Interest Expense
   Deposits                           949    2,736    10,605   12,049
   Securitization/warehouse
    credit line                     4,231       --     4,578       --
   Repurchase Agreements            2,282    2,832    11,224    9,098
   Subordinated debenture             110      170       462      170
       Total interest expense       7,572    5,738    26,869   21,317
             Net interest income   29,603   19,897   110,360   76,477
   Provision for loan losses        8,045    5,380    25,516   17,771
             Net interest income
              after provision for
              loan losses          21,558   14,517    84,844   58,706
Non-interest Income
   Net gain on sale of securities     317      104     1,010      506
   Service charges and fees            99       68       438      333
   Loan related charges and fees      634       76       518      307
   Other income                        44      414     1,091      954
       Total non-interest income    1,094      662     3,057    2,100
Non-interest Expense
   Compensation and benefits        8,988    7,288    33,004   26,538
   Occupancy                        1,233    1,219     5,130    4,485
   Market loss - derivative          (183)      --     2,185       --
   Other                            3,999    2,814    14,582   10,191
       Total non-interest expense  14,037   11,321    54,901   41,214
  Income from continuing
   operations before income taxes   8,615    3,858    33,000   19,592
Income taxes                        3,174    1,558    13,078    7,924
Income from continuing operations   5,441    2,300    19,922   11,668
Income from discontinued
 operations, net of tax              (305)     452     3,783    2,183
Net income                         $5,136   $2,752   $23,705  $13,851
Earnings per share-basic:
      Continuing operations         $0.33    $0.14     $1.23    $0.73
      Discontinued operations       (0.02)    0.03      0.23     0.14
      Net income                    $0.31    $0.17     $1.46    $0.87
      Weighted average shares
       outstanding                 16,399   16,020    16,209   15,914
Earnings per share-diluted:
      Continuing operations         $0.30    $0.13     $1.10    $0.66
      Discontinued operations       (0.02)    0.02      0.21     0.13
      Net income                    $0.28    $0.15     $1.31    $0.79
      Weighted average shares
       outstanding                 18,135   18,008    18,069   17,572


                        Selected Financial Data
                              (Unaudited)

(Dollars in thousands)            At or For the       At or For the
                               Three Months Ended  Twelve Months Ended
                               December  December  December  December
                                  31,       31,       31,       31,
                                 2004      2003      2004      2003
                                            As                  As
                                          restated            restated

Automobile Finance Data
Gross contracts purchased      $139,192  $112,203  $573,926  $442,229
Contracts outstanding, net of
 unearned finance charges       524,165   399,700   524,165   399,700

Allowance for credit losses to
 total loans                       5.13%     5.99%     5.13%     5.99%
Unearned discount on loans to
 total loans                       4.45%     3.60%     4.45%     3.60%

Annualized net charge-offs to
 average contracts(a)              5.75%     6.03%     5.24%     5.67%
Delinquencies (% of net contracts)
     31-60 days                    0.48%     0.49%     0.48%     0.49%
     61-90 days                    0.16%     0.17%     0.16%     0.17%
     90+ days                      0.08%     0.10%     0.08%     0.10%
Repossessed assets                 0.64%     0.65%     0.64%     0.65%

Other Data
Return on average assets from
 continuing operations(a)          1.47%     0.58%     1.25%     0.87%
Return on average shareholders'
 equity from continuing
 operations (a)                   18.26%     9.76%    17.94%    12.43%
Retail deposits                 $71,916  $344,025   $71,916  $344,025
Brokered deposits                    --   154,364        --   154,364
Weighted average interest
     rate on deposits              2.73%     2.59%     2.73%     2.59%

Consolidated capital to assets
 ratio                             8.78%     5.77%     8.78%     5.77%

(a) Quarterly information is annualized for comparability with full year information.

    CONTACT: United PanAm Financial Corp.
             Garland W. Koch, 949-224-1917
             gkoch@upfc.com